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                                                                    EXHIBIT 10.8

                       AMENDMENT TO EMPLOYMENT AGREEMENT

          This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of November 26, 1998, by and between Peter Seidler, residing at 10 Sheridan
Square, Apartment 11A, New York, New York 10014 (the "Employee") and Razorfish, Inc., a New York corporation having its principal executive offices at 107 Grand Street, New York, New York 10013 (the "Company"), amends the Employment Agreement, dated April 30, 1998, between the Employee and the Company (the "Employment Agreement").

          WHEREAS, the parties are currently party to the Employment Agreement which sets forth, among other things, the circumstances under which the employment of Employee may be terminated for cause; and

          WHEREAS, concurrently with this Amendment, the parties are entering into an amendment to the Stock Option Agreement, dated April 30, 1998, between the parties, (the "Option Agreement Amendment") pursuant to which certain rights of Employee in options in the Company's common stock will be amended.

          NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  AMENDMENTS

     SECTION 1.1.   Amendment of Section 1.1.  Section 1.1 of the Employment
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Agreement shall be amended by deleting the phrase "and as the Solutions Director of Razorfish Solutions New York" as it appears in the third line of such section.

     SECTION 1.2.   Amendment of Section 2.3(a).
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          (a)  Section 2.3(a) of the Employment Agreement shall be amended by deleting the phrase "thirty (30) day period" in each place it appears in such subsection and inserting in its place the following:

          sixty (60) day period

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                                  ARTICLE II

                                 MISCELLANEOUS


     SECTION 2.1.   Governing Law.  This Amendment shall be construed in
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accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflict of laws).

     SECTION 2.2.   Severability.  In case any provision of this Amendment shall
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be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 2.3.   Further Assurances.  Each of the parties shall execute and
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deliver such documents and take such other actions as reasonably requested by any other party hereto in furtherance of the transactions contemplated hereby.

     SECTION 2.4.   Counterparts.  This Amendment may be executed in one or more
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counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed or caused to be executed this Amendment as of the date first set forth above.


                                   RAZORFISH, INC.


                                   By: /s/ Jeffrey A. Dachis
                                      ----------------------------------
                                      Name: Jeffrey A. Dachis
                                      Title:


                                   /s/ Peter Seidler
                                   ________________________________
                                   Peter Seidler

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